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                                                                       EXHIBIT 5

                             PIPER & MARBURY L.L.P.
                              CHARLES CENTER SOUTH
                             36 SOUTH CHARLES STREET
                         BALTIMORE, MARYLAND 21021-3018
                        (410) 539-2530 (410) 539-0489 FAX


January 2, 1998


Simon DeBartolo Group, Inc.
115 West Washington Street
Indianapolis, Indiana  46204

Ladies and Gentlemen:

         We have acted as Maryland counsel to Simon DeBartolo Group, Inc., a Maryland corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), pursuant to a Registration Statement on Form S-3 of the Company (Registration Number 333-43681) (the "Registration Statement") filed on January 2, 1998 with the Securities and Exchange Commission (the "Commission"), including the prospectus included therein at the time the Registration Statement is declared effective (the "Prospectus"), which Prospectus also constitutes the prospectus for another registration statement previously filed with the Commission by the Company (Registration Number 33-11431) (the "Prior Registration Statement"). The aggregate initial offering price of the Securities (defined below) is up to $743,128,334, plus an amount available under the Prior Registration Statement. This opinion is provided to you at the request of the Company for use in connection with the filing of the Registration Statement.

         The Company may offer from time to time, together or separately, (i) shares of common stock, par value $0.0001 per share (the "Common Stock"); (ii) shares of preferred stock, par value $0.0001 per share (the "Preferred Stock");
(iii) Preferred Stock represented by depositary shares (the "Depositary Shares"); and (iv) warrants to purchase Common Stock or Preferred Stock (the "Warrants"). The Common Stock, the Preferred Stock, the Depositary Shares, and the Warrants are collectively referred to herein as the "Securities." The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices, and on terms to be determined at the time of the offering and set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement").

         In our capacity as Maryland counsel, we have reviewed the following:

                  (a) The Registration Statement;

                  (b) The Charter, certified by the Department of Assessments
         and
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         Taxation of the State of Maryland (the "Department"), and By-Laws, as
         amended and restated and in effect on the date hereof, of the Company;

                  (c) The Preliminary Prospectus dated January 2, 1998 (the "Preliminary Prospectus") relating to the issuance of the Securities, which forms part of the Registration Statement;

                  (d) Short-form good standing certificates for the Company dated December 16, 1997, issued by the Department;

                  (e) An Officer's Certificate (the "Certificate") of the Company, dated the date hereof, as to certain factual matters; and

                  (f) Such other documents as we have considered necessary to the rendering of the opinion expressed below.

         In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and that all public records reviewed are accurate and complete. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and the valid execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof with respect to such parties. As to any facts material to this opinion which we did not independently establish or verify, we have relied solely upon the Certificate.

         We further assume that:

                  (a) The issuance, sale, amount, and terms of the Securities to be offered from time to time by the Company will be authorized and determined by proper action of the Board of Directors of the Company (each, a "Board Action") in accordance with the Company's Charter and By-Laws and applicable Maryland law, in each case so as not to result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company.

                  (b) Prior to the issuance of any shares of the Common Stock or the Preferred Stock (or of any Common Stock Warrants, Preferred Stock Warrants, or Depositary Shares), there will exist, under the Charter of the Company, the requisite number of authorized but unused shares of the Common Stock or the Preferred Stock (and securities of any class into which any Preferred Stock may
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         be convertible), as the case may be, and that all actions necessary to the creation and designation of any such Preferred Stock (and securities of any class into which any Preferred Stock may be convertible), whether by Charter amendment or by classification or reclassification of existing capital stock and the filing of Articles Supplementary, will have been taken.

                  (c) Appropriate certificates representing shares of the Common Stock or the Preferred Stock will be executed and delivered upon issuance and sale of any shares of the Common Stock or the Preferred Stock, as the case may be, and will comply with the Company's Charter and By-Laws and applicable Maryland law.

                  (d) Any Warrants will be issued under one or more valid and legally binding warrant agreements (each, a "Warrant Agreement") that conform to the description thereof set forth in the Prospectus or the applicable Prospectus Supplement, and will comply with the Company's Charter and By-Laws and applicable Maryland law.

                  (e) Any Depositary Shares will be issued under one or more valid and legally binding deposit agreements (each, a "Deposit Agreement") that conform to the description thereof set forth in the Prospectus or the applicable Prospectus Supplement, and will comply with the Company's Charter and By-Laws and applicable Maryland law.

                  (f) The underwriting agreements for offerings of the Securities (each, an "Underwriting Agreement," and collectively, the "Underwriting Agreements") will be valid and legally binding agreements that conform to the description thereof set forth in the Prospectus or the applicable Prospectus Supplement.

                  (g) To the extent that the obligations of the Company under any Warrant Agreement may be dependent upon such matters, the financial institution to be identified in such Warrant Agreement as warrant agent (the "Warrant Agent") will be duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; the Warrant Agent will be duly qualified to engage in the activities contemplated by such Warrant Agreement; such Warrant Agreement will have been duly authorized, executed, and delivered by the Warrant Agent and will constitute the legally valid and binding obligation of the Warrant Agent enforceable against the Warrant Agent in accordance with its terms; the Warrant Agent will be in compliance, generally, with respect to acting as Warrant Agent under such Warrant Agreement, with all applicable laws and regulations; and the Warrant Agent will have the requisite organizational and legal power and authority to perform its obligations under such Warrant Agreement.

                  (h) To the extent that the obligations of the Company under any Deposit Agreement may be dependent upon such matters, the financial institution to be identified in such Deposit Agreement as depositary (the "Depositary") will be duly organized, validly existing, and in good standing under the laws of its
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         jurisdiction of organization; the Depositary will be duly qualified to engage in the activities contemplated by such Deposit Agreement; such Deposit Agreement will have been duly authorized, executed, and delivered by the Depositary and will constitute the legally valid and binding obligation of the Depositary enforceable against the Depositary in accordance with its terms; the Depositary will be in compliance, generally, with respect to acting as Depositary under such Deposit Agreement, with all applicable laws and regulations; and the Depositary will have the requisite organizational and legal power and authority to perform its obligations under such Deposit Agreement.

         Based upon and subject to the foregoing, we are of the opinion and advise you that, as of the date hereof:

                  1. Upon due authorization by Board Action of an issuance of Common Stock, and upon issuance and delivery of certificates for shares of such Common Stock against payment therefor in accordance with the terms and provisions of such Board Action, the Registration Statement (as declared effective under the Act), the Prospectus, or the applicable Prospectus Supplement and, if applicable, an Underwriting Agreement, or upon issuance and delivery of certificates for shares of such Common Stock pursuant to the exercise of one or more Common Stock Warrants or the conversion of one or more series of Preferred Stock convertible into Common Stock, the shares of Common Stock represented by such certificates will be duly authorized, validly issued, fully paid, and non-assessable.

                  2. When a series of the Preferred Stock, including any Preferred Stock underlying Depositary Shares, (and securities of any class into which any Preferred Stock may be convertible) has been duly authorized and established in accordance with the applicable Board Action, the terms of the Company's Charter and By-Laws, and applicable Maryland law, and, upon issuance and delivery of certificates for shares of such series of the Preferred Stock against payment therefor in accordance with the terms and provisions of such Board Action, the Registration Statement (as declared effective under the Act), the Prospectus, or the applicable Prospectus Supplement and, if applicable, an Underwriting Agreement, or upon issuance and delivery of certificates for shares of such Preferred Stock pursuant to the exercise of one or more Preferred Stock Warrants or the conversion of one or more series of Preferred Stock convertible into another series of Preferred Stock, the shares of the Preferred Stock represented by such certificates will be duly authorized, validly issued, fully paid, and non-assessable.

                  3. When the Warrants have been duly authorized and established in accordance with the applicable Board Action, the terms of the Company's Charter and By-Laws, and applicable Maryland law, and, upon execution, issuance, and
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         delivery of the Warrant Agreements against payment therefor in accordance with the terms and provisions of such Board Action, the Warrant Agreement, the Registration Statement (as declared effective under the Act), the Prospectus, or the applicable Prospectus Supplement and, if applicable, an Underwriting Agreement, the Warrant Agreements will constitute valid and legally binding obligations of the Company.

                  4. When the Depositary Shares have been duly authorized and established in accordance with the applicable Board Action, the action contemplated in paragraph 2 above has been taken with respect to the underlying Preferred Stock, and the Depositary Receipts in the form contemplated and authorized by a Deposit Agreement have been duly executed and delivered by the Depositary and delivered to and paid for by the purchasers thereof in the manner contemplated by such Board Action, the Registration Statement, the Prospectus or the applicable Prospectus Supplement, and, if applicable, an underwriting agreement relating to the issuance of such Depositary Shares, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Receipts and such Deposit Agreement.

         The opinion stated herein relating to the validity and binding nature of obligations of the Company is subject to (i) the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium, or similar laws affecting creditors' rights generally and (ii) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

         The opinion expressed above is limited to the laws of the State of Maryland, exclusive of the securities or "blue sky" laws of the State of Maryland. The opinion is rendered as of the date hereof. We assume no obligation to update the opinion to reflect any facts or circumstances which may hereafter come to our attention or changes in the law which may hereafter occur. To the extent that any documents referred to herein are governed by the law of a jurisdiction other than Maryland, we have assumed that the laws of such jurisdiction are the same as the law of Maryland. The opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

         We hereby consent to the filing of this opinion with the Commission as
Exhibit 5 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Registration Statement. The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinion should be inferred beyond the matters expressly stated.



                           Very truly yours,



                           /s/ PIPER & MARBURY L.L.P.